EXHIBIT 3.3

[Translation]

REGULATIONS OF THE BOARD OF DIRECTORS

of

JX Holdings, Kabushiki Kaisha

In force from April 1, 2010

REGULATIONS OF THE BOARD OF DIRECTORS

(PURPOSE)

ARTICLE 1 — Matters relating to the Board of Directors shall be subject to these Regulations of the Board of Directors, in addition to the provisions of laws, ordinances and the Articles of Incorporation.

(COMPOSITION)

ARTICLE 2 — The Board of Directors shall be composed of all of the Directors.

2. Corporate Auditors shall be present at meetings of the Board of Directors and state their opinions if deemed necessary.

(CONVENING)

ARTICLE 3 — Ordinary Meetings of the Board of Directors shall, in principle, be held once a month, and extraordinary Meetings of the Board of Directors shall be held whenever necessary.

(PERSON TO CONVENE MEETINGS)

ARTICLE 4 — The Chairman of the Board shall convene Meetings of the Board of Directors. If the Chairman of the Board is unable to do so, a Director shall convene Meetings in accordance with the order determined in advance by a resolution of the Board of Directors.

(CONVOCATION PROCEDURES)

ARTICLE 5 — Notice of a Meeting of the Board of Directors shall be given to each Director and Corporate Auditor at least three (3) days before the day of the Meeting; provided, however, that in case of emergency such notice period may be shortened.

2. Meetings of the Board of Directors may be held without the convocation procedures set forth in the preceding paragraph if there is unanimous consent of all Directors and Corporate Auditors.

(CHAIRMAN)

ARTICLE 6 — The Chairman of the Board shall act as Chairman at Meetings of the Board of Directors. If the Chairman of the Board is unable to do so, a Director shall act in his or her place in accordance with the order determined in advance by a resolution of the Board of Directors.

(ATTENDANCE OF PERSONS OTHER THAN DIRECTORS AND CORPORATE AUDITORS)

ARTICLE 7 — The Board of Directors may, if it deems necessary, allow Executive Officers and other persons to be present at the Meetings of the Board of Directors, and it may ask those persons to provide explanations or make reports.

2. The Board of Directors may allow the General Manager of Legal & Corporate Affairs Dept. and General Manager of Secretariat to be present at the Meetings of the Board of Directors to provide administrative services.

(MATTERS TO BE RESOLVED)

ARTICLE 8 — Matters to be resolved by the Board of Directors shall be as set forth below. Matters to which specific criteria apply as provided for in the schedule titled “Criteria on Matters for Resolution by the Board of Directors” shall be resolved in accordance with those provisions.

Matters relating to the Company

(1) Determination of the JX Group Mission Statement;

(2) Determination of the Medium- to Long-Term Management Plans;

(3) Determination of the budget;

(4) Decisions on major capital investment;

(5) Disposition and acquisition of major assets;

(6) Large investments, loans, and guarantees;

(7) Creation of major security interests;

(8) Large borrowings;

(9) Handling of major lawsuits and execution of major agreements;

(10) Large compensation payments and waiver of large claims;

(11) Election of Representative Directors and Directors with titles;

(12) Election of Executive Officers and appointment of Executive Officers with titles;

(13) Major personnel decisions (including appointment of Senior Executive Adviser and advisers);

(14) Major organizational addition, alteration, and abolition;

(15) Decisions on improvement of internal control system;

(16) Convocation of General Meeting of Shareholders and determination of proposals to be submitted to General Meeting of Shareholders;

(17) Determination of the order in which Directors act as Chairman at the General Meetings of Shareholders;

(18) Approval of financial documents, business reports and supporting schedules thereto;

(19) Approval of extraordinary financial documents;

(20) Approval of consolidated financial documents;

(21) Approval of consolidated and non-consolidated financial statements (including those relating to quarterly settlement);

(22) Earnings outlook and amendments thereto;

(23) Approval of transactions made by a Director that are competitive with the Company’s business operations or conflict with the Company’s interests;

(24) Establishment of the record date for determination of which shareholders are entitled to exercise voting rights;

(25) Acquisition of treasury stock from subsidiaries;

(26) Acquisition of treasury stock through market transactions, etc.;

(27) Cancellation of treasury stock;

(28) Share splits;

(29) Allotment of shares without consideration;

(30) Decrease in the number of shares constituting one unit, or abolition of the Articles of Incorporation provision regarding shares constituting one unit;

(31) Determination of terms and conditions for offerings of shares;

(32) Purchase by the Company of fractional shares;

(33) Determination of terms and conditions for offerings of stock acquisition rights and bonds with stock acquisition rights;

(34) Major decisions regarding bond offerings;

(35) Decisions on interim dividends;

(36) Determination of administrator of the Shareholder Register and place to perform his or her duties;

(37) Establishment, abolition of, and amendment to the Share Handling Regulations, the Regulations of the Board of Directors, and the Regulations for Executive Officers;

(38) Establishment, abolition of, and amendment to the Criteria for Directors’ Remuneration and the Criteria for Directors’ Bonuses;

(39) Establishment, abolition of, and amendment to the Criteria for Executive Officers’ Remuneration and the Criteria for Executive Officers’ Bonuses;

(40) Other matters set forth in laws or ordinances; and

(41) Any other matters that the Board of Directors deems necessary other than those set forth in items (1) through (40) above.

Matters relating to JX Nippon Oil & Energy Corporation, JX Nippon Oil & Gas Exploration Corporation, JX Nippon Mining & Metals Corporation (collectively, the “Core Business Companies”) and other Group companies

(42) Decision on major capital investment;

(43) Disposition and acquisition of major assets;

(44) Large investments, loans, and guarantees;

(45) Creation of major security interests;

(46) Large borrowings;

(47) Handling of major lawsuits and execution of major agreements;

(48) Large compensation payments and waiver of large claims;

(49) Election of the directors and corporate auditors of the Core Business Companies (including appointment of representative directors and directors with titles);

(50) Approval of proposals to be submitted to the general meetings of shareholders of the Core Business Companies;

(51) Approval of any surplus distribution, etc., of the Core Business Companies; and

(52) Any other matters that the Board of Directors deems necessary other than those set forth in items (42) through (51) above.

(RESOLUTIONS)

ARTICLE 9 — Resolutions at Meetings of the Board of Directors shall be adopted by a majority vote of the Directors present and entitled to vote at the meeting, which must be attended by a majority of the Directors.

2. Directors who have a special interest in connection with any matter to be resolved by the Board of Directors may not participate in that resolution.

3. If a matter requires urgent resolution by the Board of Directors but it is difficult to hold a Meeting of the Board of Directors, the Company shall deem that the Board of Directors has adopted the resolution in the manner set forth in Article 27 of the Articles of Incorporation.

(DELEGATION OF BUSINESS OPERATION DECISIONS)

ARTICLE 10 — The Board of Directors shall delegate to the Representative Directors business operation decisions other than those set forth in Article 8.

(REPORTING)

ARTICLE 11 — Matters to be reported to the Board of Directors shall be as follows:

Matters relating to the Company

(1) Business operation conditions;

(2) Accounting conditions;

(3) Submission of annual securities reports and quarterly reports, and documents to confirm appropriateness of these reports;

(4) Submission of internal control reports;

(5) Material facts relating to transactions made by a Director that are competitive with the Company’s business operations or conflict with the Company’s interests; and

(6) Any other matters that the Board of Directors deems necessary other than those set forth in items (1) through (5) above.

Matters relating to the Core Business Companies and other Group companies

(7) Business operation conditions of the Core Business Companies;

(8) Accounting conditions of the Core Business Companies;

(9) Except for those matters resolved by the Company’s Board of Directors, the following: major capital investment; disposition and acquisition of major assets; large investments, loans and guarantees; creation of major security interests; large borrowings; handling of major lawsuits and execution of major agreements; and large compensation payments and waiver of large claims;

(10) Election of the executive officers of the Core Business Companies, appointment of the executive officers with titles of the Core Business Companies, delegation of roles to executive officers, and other major personnel decisions for the Group companies;

(11) Major organizational addition, alteration and abolition in the Core Business Companies;

(12) Establishment, abolition of, and amendment to the regulations of the boards of directors and the regulations for executive officers of the Core Business Companies; and

(13) Any other matters that the Board of Directors deems necessary other than those set forth in items (7) through (12) above.

2. If any Director or Corporate Auditor notifies all Directors and Corporate Auditors of a matter to be reported to a Meeting of the Board of Directors, the matter is not required to be reported.

(MINUTES)

ARTICLE 12 — Minutes shall be prepared at each Meeting of the Board of Directors as provided for in the ordinances of the Ministry of Justice, and shall note or record the date, time and place of the Meeting, and the course and results of the proceedings of the Meeting.

2. If the Company deems that the Board of Directors has adopted the resolution as set forth in Article 9, Paragraph 3, minutes shall be prepared as provided for in the ordinances of the Ministry of Justice, and shall note or record the details of the matter that the Company deems that the Board of Directors has resolved.

3. If any Director or Corporate Auditor notifies all Directors and Corporate Auditors of a matter to be reported to a Meeting of Board of Directors as set forth in Article 11, Paragraph 2, minutes shall be prepared as provided for in the ordinances of the Ministry of Justice, and shall note or record the details of the matter to be reported.

4. The Company shall keep the minutes described in Articles 12, Paragraphs 1 through 3 at the head office of the Company for ten (10) years.

[Translation]

Schedule

Criteria for Matters for Resolution by the Board of Directors

1. Matters relating to the Company

Category	Criteria for Matters for Resolution	N.B.
(4) Decisions on major capital investment	(1) Any such investment valued at 10,000,000,000 yen or more

(2)    Any such investment valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment

(5) Disposal and acquisition of major assets	Sale[1] or abandonment[2] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on whichever is the highest of the book value, the sale value, and the assessed value. [2] Value to be based on the book value. [3] Value to be based on the acquisition cost.

Acquisition[3] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the acquisition

(6) Large investments[1], loans and guarantees[2]

(1)    Fiscal year plan for the Group financial policy[3]

(2)    Any investment, loan or guarantee valued at 10,000,000,000 yen or more

(3)    Any investment, loan or guarantee valued at 5,000,000,000 or more for which deliberation is necessary from the

[1] Refers to the acquisition of shares, etc., and excludes capital investment.

Category	Criteria for Matters for Resolution	N.B.

	standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment, loan or guarantee	[2] Includes submissions of management guidance notes that amount to guarantees. [3] Includes increases of 10,000,000,000 yen or more.
(7) Creation of major security interests[1]

(1)    Any security interest valued at 10,000,000,000 yen or more

(2)    Any security interest valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on either the maximum amount or the value of the secured claim.
(8) Large borrowings	(1) Establishment of the Group’s long and short-term funding plans and the issuing limit for short-term bonds (electronic commercial papers) (2) Any borrowing valued at 10,000,000,000 yen or more[1]	[1] Excludes the following matters: (i) Long-term funding from an approved funding plan (ii) Borrowings for import financing (including reserve capital) (iii) Refinancing of any other working capital
(9) Handling of major lawsuits and execution of major agreements	Handling of (and not instituting) any lawsuit that could materially affect the management of the Company, and execution of any agreement that could materially affect the management of the Company
(10) Large compensation payments and waiver of large claims	(1) Any claim or compensation valued at 5,000,000,000 yen or more (2) Any claim or compensation valued at 2,000,000,000 yen or more that could materially affect the management of the Company
(13) Major personnel decisions	Any appointment of senior and managerial Executive Officers, and any personnel matter relating to General Managers
(14) Major organizational addition, alteration, and abolition	(1) Any addition, alteration, or abolition of a Department, and relocation of the head office (2) Any addition, alteration, or abolition of management levels above General Managers

2. Matters relating to the Core Business Companies and other Group companies

Category	Criteria for Matters for Resolution	N.B.
(42) Decisions on major capital investment

(1)    Any such investment valued at 10,000,000,000 yen or more

(2)    Any such investment valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment

(43) Disposal and acquisition of major assets	Sale[1] or abandonment[2] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on whichever is the highest among the book value, the sale value, and the assessed value. [2] Value to be based on the book value. [3] Value to be based on the acquisition cost.

Acquisition[3] of land or other fixed assets

(1)    Any such asset valued at 10,000,000,000 yen or more

(2)    Any such asset valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the acquisition

(44) Large investments[1], loans and guarantees[2]

(1)    Any investment, loan or guarantee valued at 10,000,000,000 yen or more

(2)    Any investment, loan or guarantee valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group, such as one with a high degree of uncertainty in respect of the amount or profitability of the investment, loan or guarantee

[1] Refers to the acquisition of shares, etc., and excludes capital investment. [2] Includes submissions of management guidance notes that amount to guarantees.

Category	Criteria for Matters for Resolution	N.B.
(45) Creation of major security interests[1]

(1)    Any security interest valued at 10,000,000,000 yen or more

(2)    Any security interest valued at 5,000,000,000 or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Value to be based on either the maximum amount or the value of the secured claim. Excludes security interests related to deferred payments of gasoline tax.

(46) Large borrowings[1]

(1)    Any borrowing valued at 10,000,000,000 yen or more[1]

(2)    Any borrowing valued at 5,000,000,000 yen or more for which deliberation is necessary from the standpoint of proper risk management for the Group

[1] Excludes the following matters: (i) Long-term funding from an approved funding plan (ii) Borrowings for import financing (including reserve capital) (iii) Refinancing of any other working capital

(47) Handling of major lawsuits and execution of major agreements	Handling of (and not instituting) any lawsuit that could materially affect the management of the Group, and execution of any agreement that could materially affect the management of the Group

(48) Waiver of large claims and payment of large compensation	(1) Any claim or compensation valued at 5,000,000,000 yen or more (2) Any claim or compensation valued at 2,000,000,000 yen or more that could materially affect the management of the Group